Consent of Independent Auditors




We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 8, 2001 on the consolidated financial statements of IDS Life Insurance Company, included in Post-Effective Amendment No. 10 to the Registration Statement (Form S-1, No. 33-50968) for the registration of the Flexible Payment Market Value Annuity Contracts to be offered by IDS Life Insurance Company.






/s/  Ernst & Young LLP
     Ernst & Young LLP
     Minneapolis, Minnesota
     April 23, 2001